Exhibit 99.2(h)(1)

DISTRIBUTION AGREEMENT

THIS Distribution AGREEMENT (this “Agreement”), effective as of July 1 2024 (the “Effective Date”), is made by MA Specialty Credit Income Fund (the “Trust”), MA Asset Management, LLC, solely for purposes of Section 5 hereof (the “Adviser”), and UMB Distribution Services, LLC (“UMBDS” and, together with the Trust and the Adviser, the “Parties”).

WHEREAS, the Trust is a non-diversified, closed-end management investment company registered under the 1940 Act (as defined below) and is authorized to issue Shares (as defined below).

WHEREAS, UMBDS is registered as a broker-dealer under the 1934 Act (as defined below) and is a member of FINRA (as defined below); and

WHEREAS, the Parties desire to enter into an agreement pursuant to which UMBDS shall be the distributor for the Shares.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.            Definitions. In addition to any terms defined in the body hereof, the following terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Board” shall mean the Board of Trustees of the Trust.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Offering Price” shall mean the price per share that the Shares will be offered for sale to the public calculated in accordance with the Trust’s then current Prospectus.

“Prospectus” shall mean the current prospectus and statement of additional information with respect to the Trust (including any applicable amendments and supplements thereto) actually received by UMBDS from the Trust with respect to which the Trust has indicated a Registration Statement has become effective under the 1933 Act and the 1940 Act.

“Registration Statement” shall mean any registration statement on Form N-2 at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the services described in Section 2 hereof and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to this Agreement.

“Shares” shall mean such shares of beneficial interest, or class thereof, of the Trust as may be issued from time to time.

“Shareholder” shall mean a record owner of Shares of the Trust.

2.             Appointment and Services

(a)            The Trust hereby appoints UMBDS as agent for the distribution of Shares during the term hereof and on the terms set forth herein, and UMBDS accepts such appointment. Subject to the direction and control of the Board and utilizing information provided by the Trust and its current and prior agents and service providers, UMBDS will render the Services in accordance with the terms hereof. The duties of UMBDS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against UMBDS hereunder.

(b)            UMBDS will act as distributor of Shares in accordance with the instructions of the Board and the Registration Statement and Prospectuses then in effect with respect to the Trust under the 1933 Act.

(c)            UMBDS may incur expenses for distribution activities which it deems reasonable and which are primarily intended to result in the sale of Shares (including, but not limited to, advertising, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature). At the direction of the Trust, UMBDS may (in its sole discretion) enter into servicing and/or selling agreements with qualified broker/dealers and other persons or entities with respect to the offering of Shares to the public. UMBDS shall not be obligated to incur any specific expenses or sell any certain number of Shares.

(d)            All Shares offered for sale by UMBDS shall be offered for sale at the Offering Price. UMBDS shall have no liability for the payment of the purchase price of the Shares sold pursuant hereto or with respect to redemptions or repurchases of Shares. The price the Trust shall receive for any Shares purchased by investors shall be the net asset value used in determining the Offering Price applicable to the sale of such Shares, as calculated in the manner set forth in the Trust’s Registration Statement.

(e)            UMBDS shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules, and regulations (including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Commission, and FINRA).

(f)            UMBDS shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other materials as the Trust provides or approves. UMBDS shall review all marketing materials prepared for use by or on behalf of the Trust for compliance with applicable rules and regulations in advance of the use of such materials. The Trust shall incorporate changes to such materials as UMBDS may request to the satisfaction of UMBDS. UMBDS will file such materials as may be required with FINRA or the Commission. The Trust represents that it will not use or authorize the use of any marketing materials, including any such materials in use prior to the Effective Date, unless and until such materials have been approved and authorized for use by UMBDS. All marketing materials related to the Trust shall be delivered to UMBDS for review prior to use with sufficient time to permit UMBDS to review the material and to file with FINRA if necessary. The Trust and UMBDS shall mutually agree upon a reasonable turnaround time for such review. UMBDS shall, with respect to any marketing materials required to be filed with FINRA, file such marketing materials within ten (10) business days of the date of first use. The Trust shall address any comments received from FINRA with respect to any marketing materials to the satisfaction of UMBDS, including updating or discontinuing use of such marketing material.

3.            Duties and Representations of the Trust

(a)            The Trust represents that it: (i) is registered as a closed-end fund under the 1940 Act; (ii) has and will continue to act in conformity with its Declaration of Trust, Bylaws, Registration Statement, and resolutions and other instructions of its Board; and (iii) complies with (and will continue to comply with) all applicable laws, rules, and regulations (including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which Shares are offered and sold, and the rules and regulations thereunder).

(b)            The Trust shall: (i) take or cause to be taken all necessary action to register and maintain the registration of the Shares for sale as herein contemplated; (ii) pay all costs and expenses in connection with the registration of Shares; and (iii) be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices, and other data to be furnished by the Trust hereunder.

(c)            The Trust shall: (i) execute any and all documents; (b) furnish any and all information; and (iii) otherwise take all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of the Shares for sale in such states as UMBDS and the Trust may agree (and maintain the registration of a sufficient number or amount of Shares thereunder); and pay all costs and expenses in connection with such qualification. The Trust shall notify UMBDS, (or cause UMBDS to be notified) of the states in which Shares may be sold (and of any change thereto).

(d)            The Trust shall (at its expense) keep UMBDS fully informed with respect to its affairs as necessary for UMBDS to perform the Services and to fulfill any applicable regulatory or legal responsibilities. In addition, the Trust shall furnish UMBDS from time to time with such information, documents, and reports with respect to the Trust and the Shares as UMBDS may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

(e)            The Trust represents and warrants to UMBDS that: (i) all Registration Statements and Prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act and 1940 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, 1940 Act, and the rules and regulations of the Commission thereunder; (ii) any Registration Statement and Prospectus (when such Registration Statement becomes effective) will contain all statements required to be stated therein to be in conformity with the 1933 Act, 1940 Act, and the rules and regulations of the Commission; (iii) all information contained in the Registration Statement and Prospectus will be true and correct in all material respects when such Registration Statement becomes effective; and (iv) neither the Registration Statement nor any Prospectus (when such Registration Statement becomes effective) will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however that the above representations are expressly based on the Trust’s reasonable assumption that information supplied by UMBDS and included in the Trust’s Registration Statements and Prospectus is at all relevant times materially correct and accurate.

(f)            The Trust shall file such amendments, supplements, reports, and other documents as may be necessary or required in order to: (i) comply with the 1933 Act and the 1940 Act; (ii) ensure that there is no untrue statement(s) of a material fact in a Registration Statement or Prospectus; and (iii) ensure that all statements necessary or required are included in order that there are no omissions to state a material fact in the Registration Statement or Prospectus which would make any statements therein misleading. The Trust shall promptly notify UMBDS of any advice given to it by counsel regarding the necessity or advisability of amending or supplementing the Registration Statement.

(g)            The Trust shall not file any amendment to the Registration Statement or supplement to any Prospectus without giving UMBDS reasonable notice thereof in advance. If UMBDS declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to UMBDS without payment of any penalty. If the Trust shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Trust of a written request in good faith from UMBDS to do so, UMBDS may terminate this Agreement upon no less than sixty (60) days’ written notice. In addition, if at any time during the term of this Agreement, UMBDS requests that the Trust make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails (after a reasonable time) to make any such change as requested, UMBDS may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained herein shall in any way limit the Trust’s right to file at any time any amendments to any Registration Statement and/or supplements to any Prospectus (of whatever character) as the Trust may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

(h)           Whenever in its judgment such action is warranted by market, economic, or political conditions or by circumstances of any kind, the Trust may decline to accept any orders for (or make any sales of) any Shares until such time as the Trust deems it advisable to accept such orders and to make such sales, and the Trust shall advise UMBDS promptly of such determination.

(i)            The Trust shall advise UMBDS promptly in writing of:

(i)            any material correspondence or communication by the Commission or its staff relating to the Trust, including requests by the Commission for amendments to the Registration Statement or Prospectuses;

(ii)           the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)          any event occurring which makes any statement of a material fact made in the Registration Statement or Prospectuses untrue or which requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading; or

(iv)          all actions taken by the Commission with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the Commission.

4.            Offering of Shares. No Shares shall be offered by either UMBDS or the Trust under any of the provisions hereof, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust, if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as the current Prospectus as required by Section 10 of the 1933 Act is not on file with the Commission; provided however that nothing contained in this paragraph 4 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Declaration of Trust.

5.            Fees

(a)            As compensation for the services performed hereunder and the expenses incurred by UMBDS, the Adviser shall pay UMBDS the fees and reimburse the expenses of UMBDS as provided in Schedule A hereto. Fees shall be adjusted in accordance with Schedule A or as otherwise agreed to by the parties in writing from time to time. Fees shall be earned and paid monthly in arrears in an amount equal to at least 1/12th of the applicable annual fee. The Parties may amend this Agreement to include fees for any additional services requested by the Trust or Adviser or enhancements to current Services. The Adviser shall pay UMBDS’s then-current rate for Services added to (or for any enhancements to existing Services set forth on) Schedule A after the Effective Date.

(b)            For the purpose of determining fees payable to UMBDS, net asset value shall be computed in accordance with the Prospectus and resolutions of the Board. The fee for the period from the Effective Date until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with, or acquired by another fund or investment company, any accrued fees shall be immediately payable.

(c)            UMBDS will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. UMBDS shall not be required to pay or finance any costs or expenses incurred in the operation of the Trust (including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees, and expenses of officers and trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents, and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state, and other governmental agencies; preparation, typesetting, printing, proofing, and mailing of Prospectuses, notices, forms and applications, and proxy materials for regulatory purposes and for distribution to current Shareholders; preparation, typesetting, printing, proofing, and mailing and other costs of Shareholder reports; expenses in connection with the electronic transmission of documents and information, including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Shareholders and Trustees; fees and expenses associated with internet, e-mail, and other related activities; and extraordinary expenses). Expenses incurred for distribution of shares (including the typesetting, printing, proofing, and mailing of Prospectuses for persons who are not shareholders of the Trust) will be borne by the Adviser , except for such expenses permitted to be paid by the Trust under a distribution and/or service plan (if any) adopted pursuant to exemptive relief received by the Trust from the Commission (“Distribution Plan”).

(d)            The Adviser shall promptly reimburse UMBDS for all out-of-pocket expenses or disbursements incurred by UMBDS in connection with the performance of Services hereunder. Out-of-pocket expenses shall include, but not be limited to, those items specified on Schedule A. If requested by UMBDS, out-of-pocket expenses are payable in advance. Payment of postage expenses, if prepayment is reasonably requested, is due at least seven (7) days prior to the anticipated mail date. In the event UMBDS reasonably requests advance payment, UMBDS shall not be obligated to incur such expenses or perform the related Service(s) until payment is received.

(e)            The Adviser shall pay all amounts due hereunder within thirty (30) days of receipt of each invoice (“Due Date”). Except as provided in Schedule A, UMBDS shall bill Service fees monthly and out-of-pocket expenses as incurred (unless prepayment is requested by UMBDS). UMBDS may arrange to have various service providers submit invoices directly to the Adviser for payment of reimbursable out-of-pocket expenses.

(f)            The Adviser is aware that its failure to remit to UMBDS all amounts due on or before the Due Date will cause UMBDS to incur costs not contemplated by this Agreement (including, but not limited to carrying, processing, and accounting charges). Accordingly, in the event that UMBDS does not receive any amounts due hereunder by the Due Date, the Adviser shall pay a late charge on the overdue amount equal to one and one-half percent (1.5%) per month (or the maximum amount permitted by law, whichever is less). In addition, the Adviser shall pay UMBDS’s reasonable attorney’s fees and court costs in the event that an attorney is engaged to assist in the collection of any undisputed amounts due UMBDS. The Parties agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of the Adviser’s late payment. Acceptance of such late charge shall in no event constitute a waiver by UMBDS of the Adviser’s default or prevent UMBDS from exercising any other rights and remedies available to it.

(g)            In the event that any charges are disputed, the Adviser shall (i) pay all undisputed amounts due hereunder on or before the Due Date and (ii) notify UMBDS in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the fifth business day after the day on which UMBDS provides to the Adviser documentation which an objective observer would agree reasonably supports any disputed charges (“Revised Due Date”). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

(h)            The Adviser acknowledges that the fees charged by UMBDS hereunder reflect the allocation of risk between the Parties, including the exclusion of remedies and limitations of liability in Section 7. Modifying the allocation of risk from what is stated herein would affect the fees that UMBDS charges. Accordingly, in consideration of those fees, the Adviser agrees to the stated allocation of risk.

(i)             Notwithstanding anything to the contrary, amounts owed by the Adviser to UMBDS under this Section 5 may be paid from Distribution Plan fees payable by the Trust.

6.            Confidentiality. In case of any requests or demands for inspection of the records of the Trust, UMBDS will endeavor to notify the Trust promptly and to secure instructions from a representative of the Trust as to such inspection. Records and information which have become known to the public through no wrongful act of UMBDS or any of its employees, agents, or representatives (and information which was already in the possession of UMBDS prior to receipt thereof) shall not be subject to this paragraph. The obligations of the Parties under this Section 6 shall survive the termination of this Agreement.

7.            Limitation of Liability

(a)            UMBDS shall not be liable for any (i) error of judgment; (ii) mistake of law; or (iii) loss suffered by the Trust in connection with the performance of its obligations and duties hereunder, except a loss resulting from UMBDS’s willful misfeasance, bad faith, or negligence in the performance of such duties and obligations (or by reason of its reckless disregard thereof). Furthermore, notwithstanding anything herein to the contrary, UMBDS shall not be liable for any action taken or omitted to be taken: (1) in accordance with instructions received by UMBDS from an officer or representative of the Trust; or (2) by the Trust, its investment adviser(s), or any past or current service provider.

(b)            Notwithstanding anything herein to the contrary, UMBDS will (i) be excused from its obligation to perform any act, service, or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and (ii) not be liable for any default, damage, loss of data or documents, errors, delay, or any other loss whatsoever caused thereby. However, UMBDS shall take all reasonable steps to minimize the effect of any service interruption for any period that such interruption continues beyond its control.

(c)            In no event and under no circumstances shall the Adviser, the Trust or UMBDS, their affiliates, or any of their members, officers, directors, agents, or employees be liable to anyone (including, without limitation, the other Parties) under any theory of tort, contract, strict liability, or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect, or consequential damages for any act or failure to act under any provision hereof (regardless of whether such damages were foreseeable and even if advised of the possibility thereof).

8.            Indemnification.

(a)            The Trust authorizes UMBDS to use any Prospectus, in the form furnished to UMBDS from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend, and hold UMBDS and each of its present or former directors, members, officers, employees, representatives, and any person who controls or previously controlled UMBDS within the meaning of Section 15 of the 1933 Act (“UMBDS Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs, and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, fines, penalties, costs, or expenses and any reasonable counsel fees incurred in connection therewith) of any and every nature (“Losses”) which UMBDS and each of the UMBDS Indemnitees may incur: (i) under the 1933 Act, the 1934 Act, the 1940 Act, and any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any Prospectus, an annual or interim report to shareholders or sales literature (or any amendments or supplements thereto), or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however that the Trust’s obligation to indemnify UMBDS and any of the foregoing UMBDS Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement (or alleged untrue statement) or omission (or alleged omission) made therein in reliance upon and in conformity with information relating to UMBDS and furnished to the Trust or its counsel by UMBDS in writing for the purpose of, and used in, the preparation thereof; (ii) in connection with this Agreement or UMBDS’s performance hereunder (except to the extent the Losses result from UMBDS’s willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder); and (iii) when acting in accordance with instructions from the Trust or its representatives.

(b)            Promptly after receipt by UMBDS of notice of the commencement of an investigation, action, claim, or proceeding, UMBDS shall (if a claim for indemnification in respect thereof is made under this section) notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by UMBDS or any UMBDS Indemnitee. The Trust shall be entitled to participate at its own expense in the defense or (if it so elects) to assume the defense of any suit brought to enforce any such Loss. If the Trust elects to assume the defense: (i) such defense shall be conducted by counsel chosen by the Trust and approved by UMBDS (which approval shall not be unreasonably withheld); and (ii) the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust’s election. If the Trust does not elect to assume the defense of any such suit, or in case UMBDS does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and UMBDS or any UMBDS Indemnitee, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit for the fees and expenses of any counsel retained by UMBDS and them.

(c)            The Trust’s indemnification agreement contained in this Section 8 and the Trust’s representations and warranties in this Agreement shall (i) remain operative and in full force and effect regardless of any investigation made by or on behalf of UMBDS and each UMBDS Indemnitee and (ii) survive the delivery of any Shares and the termination of this Agreement. This indemnity inures exclusively to the benefit of UMBDS, each UMBDS Indemnitee, and their estates and successors. The Trust shall promptly notify UMBDS of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

(d)           The Trust acknowledges and agrees that: (i) if (at the direction of the Trust) UMBDS is required to give indemnification to any entity selling Shares or providing shareholder services to Shareholders or others and (ii) such entity shall make a claim for indemnification against UMBDS, UMBDS shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

(e)            UMBDS shall indemnify, defend, and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (“Trust Indemnitees”), free and harmless from and against any and all Losses which Trust Indemnitees may incur: (i) under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any Prospectus (as from time to time amended or supplemented) or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to UMBDS and furnished in writing to the Trust or its counsel by UMBDS for the purpose of, and used in, the preparation thereof; or (ii) to the extent any Losses arise out of or result from UMBDS’s willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. UMBDS's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Trust’s willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

(f)            Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim, or proceeding, the Trust shall (if a claim for indemnification in respect thereof is made under this section) notify UMBDS in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee. UMBDS shall be entitled to participate at its own expense in the defense or (if it so elects) to assume the defense of any suit brought to enforce any such Loss. If UMBDS elects to assume the defense: (i) such defense shall be conducted by counsel chosen by UMBDS and approved by the Trust (which approval shall not be unreasonably withheld); and (ii) the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of UMBDS’s election. If UMBDS does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by UMBDS, or in case there is a conflict of interest between UMBDS and the Trust or any Trust Indemnitee, UMBDS will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them.

(g)            UMBDS’s indemnification agreement contained in this Section 8 and UMBDS’s representations and warranties in this Agreement shall (i) remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any Trust Indemnitee and (ii) survive the delivery of any Shares and the termination of this Agreement. This indemnity inures exclusively to the benefit of the Trust, each Trust Indemnitee, and their estates and successors. UMBDS shall promptly notify the Trust of the commencement of any litigation or proceedings against UMBDS or any of its officers or directors in connection with the issue and sale of any of the Shares.

9.	Term

(a)            Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years. Thereafter, this Agreement shall continue automatically in effect for successive annual periods, provided that such continuance is specifically approved at least annually by: (i) the Board; or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust; and provided further that in either event, the continuance is also approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of any Party, by vote cast at a meeting called for the purpose of voting on such approval.

(b)            This Agreement may be terminated without penalty: (i) through a failure to renew this Agreement at the end of a term; (ii) upon mutual consent of the Parties; or (iii) on no less than sixty (60) days' written notice, by the Board, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, or by UMBDS (which notice may be waived by the Party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by UMBDS and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

(c)            In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Trust. Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of the Trust, UMBDS shall deliver the records of the Trust to the Trust or its designee in a form that is consistent with UMBDS’s applicable license agreements at the expense of the Trust. Thereafter, the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules, and regulations.

10.            Miscellaneous.

(a)            Any notice required or to be permitted to be given by any Party to the others shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either Party may from time to time designate in writing:

If to UMBDS:	UMB Distribution Services, LLC
235 West Galena Street
Milwaukee, Wisconsin 53212
Attention: Legal Department

If to the Trust:	c/o MA Specialty Credit Income Fund
3 West Main St., Suite 301
Irvington, NY 10533
Attention: Paul Grady

If to the Adviser:	c/o MA Asset Management LLC
3 West Main St., Suite 301
Irvington, NY 10533
Attention: Paul Grady

(b)            Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by written agreement executed by the Parties.

(c)            This Agreement shall be governed by Delaware law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware or any of the provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the Parties shall in good faith modify or substitute such provision consistent with the original intent of the Parties.

(d)            This Agreement may be executed in any number of counterparts (each of which shall be deemed to be an original agreement), and such counterparts shall together constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)            The services of UMBDS hereunder are not deemed to be exclusive. UMBDS may render such services and any other services to others (including other investment companies). The Trust recognizes that: (i) directors, officers, and employees of UMBDS may from time to time serve as directors, trustees, officers, and employees of other entities (including other investment companies); (ii) such other entities may include the name of UMBDS as part of their name; and (iii) UMBDS or its affiliates may enter into distribution, administration, fund accounting, transfer agent, or other agreements with such other entities.

(f)            The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g)           This Agreement is executed by the Trust, and the obligations hereunder are not binding upon any of the trustees, officers, or shareholders of the Trust individually but are binding only upon the Trust.

(h)           This Agreement and the Schedule incorporated hereto constitute the full and complete understanding and agreement between the Parties and supersedes all prior negotiations, understandings, and agreements.

(i)            Each person signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Party on whose behalf such person is signing.

(j)            Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into between the Parties, and any actions taken or omitted by any Party hereunder shall not affect any rights or obligations of another Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer.

MA Specialty Credit Income Fund		UMB Distribution Services, LLC

By:	/s/ Paul Grady	By:	/s/ Scott Schulenberg
Paul Grady, Principal Financial Officer		Scott Schulenburg, President
Date: July 26, 2024		Date:

Solely for purposes of Section 5, MA Asset Management, LLC

By:	/s/ Paul Grady
Paul Grady, Chief Financial Officer
Date: July 26, 2024